Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

N/A	31-0841368
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip code)

Carolyn Morrison

U.S. Bank National Association

1420 5th Avenue, 7th Floor

Seattle, Washington 98101

(206) 344-4678

(Name, address and telephone number of agent for service)

KODIAK OIL & GAS CORP.

SUBSIDIARY GUARANTOR LISTED BELOW

(Exact name of obligor as specified in its charter)

Yukon Territory	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1625 Broadway, Suite 250
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

8.125% Senior Notes due 2019
and Guarantees of 8.125% Senior Notes due 2019
(Title of the Indenture Securities)

Additional Guarantor Registrant

Exact Name of Subsidary Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Kodiak Oil & Gas (USA) Inc.	Colorado	57-1191218

Item 1.                                   General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                   Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of the trustee*

2.                                       A copy of the certificate of authority of the trustee to commence business, attached as Exhibit 2

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers, attached as Exhibit 3

4.                                       A copy of the existing by-laws of the trustee**

5.                                       A copy of each Indenture referred to in Item 4.  Not applicable.

6.                                       The consent of the trustee required by Section 321(b) of the Act, attached as Exhibit 6

7.                                       A copy of the Report of Condition of the Trustee as of March 31, 2012 published pursuant to law or to the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, State of Washington on the 20th of July, 2012.

By:	/s/ Carolyn Morrison
Carolyn Morrison
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Thomas Curry
Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations,

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C, 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 20, 2012

By:	/s/ Carolyn Morrison
Carolyn Morrison
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2012

($000’s)

3/31/2012
Assets
Cash and Balances Due From Depository Institutions	$9,560,436
Securities	72,930,403
Federal Funds	33,777
Loans & Lease Financing Receivables	204,146,986
Fixed Assets	5,372,613
Intangible Assets	12,620,805
Other Assets	25,562,406
Total Assets	$330,227,426

Liabilities
Deposits	$238,678,346
Fed Funds	6,937,931
Treasury Demand Notes	0
Trading Liabilities	349,463
Other Borrowed Money	31,722,312
Acceptances	0
Subordinated Notes and Debentures	5,929,362
Other Liabilities	10,661,152
Total Liabilities	$294,278,566

Equity
Minority Interest in Subsidiaries	$1,947,357
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,849,980
Total Equity Capital	$35,948,860

Total Liabilities and Equity Capital	$330,227,426